Exhibit 5.1

Constellium SE Tupolevlaan 41-61 1119 NW Schiphol-Rijk The Netherlands	Stibbe London B.V. 53 New Broad Street London EC2M 1JJ United Kingdom T +44 20 7151 09 21 www.stibbe.com Date 21 October 2019

Constellium SE – Form F-4 Registration Statement – Exhibit 5.1 opinion

Ladies and Gentlemen,

(1)

We have acted as counsel as to matters of the laws of the Netherlands to Constellium SE, successor registrant of Constellium N.V., with its corporate seat/registered office and headquarters in Schiphol-Rijk, the Netherlands (the “Issuer”) in connection with the filing under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-4 dated 3 June 2019, and as amended pursuant to an amendment No. 1 dated the date hereof, with file no. 333-231906, including a report explaining and justifying the legal and economic aspects of the Transfer of Corporate Seat (as defined below) and explaining the implications of the transfer for shareholders, creditors and employees (the “Registration Statement”), in relation to the issuance by the Issuer of class A ordinary shares (the “Issued Shares”) as described in the Registration Statement (the “Offering”).

This opinion is furnished to you in order to be filed as an exhibit to the Registration Statement to be filed by you with the United States Securities and Exchange Commission (the “SEC”).

Stibbe London B.V. is a Dutch law firm registered with the Registrar of Companies for England and Wales under numbers FC025331 and BR007672 and with the Dutch Chamber of Commerce under number 34206454. Stibbe London B.V. is not regulated by the Solicitors Regulation Authority. Stibbe London B.V.’s attorneys, civil law notaries (including candidate and assigned civil law notaries) and tax advisers are registered with and bound by the professional rules and codes of conduct of their respective professional organisations in the Netherlands. Stibbe London B.V.’s attorneys who are registered with the Solicitors Regulation Authority as Registered European Lawyers are also bound by its professional rules and codes of conduct to the extent that they apply to Registered European Lawyers practising through an Exempt European Practice (as defined in the SRA Handbook 2011). Any services performed are carried out under an agreement for services (‘overeenkomst van opdracht’) with Stibbe London B.V. This agreement is governed exclusively by Dutch law, with the exception of rules of Dutch private international law. All disputes shall be decided exclusively by the competent court in Amsterdam, the Netherlands, without prejudice to the right to appeal. The general conditions of Stibbe London B.V., which include a limitation of liability, apply and are available on www.stibbe.com/generalconditions or upon request. The compulsory insurance scheme of the Solicitors Regulation Authority does not apply to Stibbe London B.V. The attorneys, civil law notaries and tax advisers of Stibbe London B.V. are insured in accordance with the rules of their respective professional organisations under professional indemnity policies with a worldwide coverage. Hans Witteveen was admitted as a lawyer (‘advocaat’) in the Netherlands in 1994 and is a partner of Stibbe London B.V. He is regulated by the Solicitors Regulation Authority as a Registered European Lawyer.

(2)

For the purpose of this opinion, we have exclusively examined and relied upon photocopies or copies received by fax or by electronic means, or originals if so expressly stated, of the following documents:

(a)	the Registration Statement;

(b)

the transfer of corporate seat proposal of the Issuer dated 28 June 2019, as filed with the Commercial Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) on 1 July 2019 and published in a nationally distributed Dutch newspaper on 2 July 2019 (the “Transfer Proposal”);

(c)	a deed of no opposition (akte non-verzet) issued by the district court of Amsterdam on 5 September 2019, confirming that no objection was made in relation to the Transfer Proposal;

(d)	a declaration of the Commercial Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) dated 5 September 2019 in relation to the Transfer Proposal;

(e)

the draft certificate issued by M.A.J. Cremers, civil law notary in Amsterdam, pursuant to Article 8, paragraph 8 of Council Regulation (EC) No. 2157/2001 (the “SE Regulation”), attesting that all acts and formalities to be completed before the Transfer of Corporate Seat under the laws of the Netherlands have been completed (the “Certificate”), as received by us on 17 October 2019;

(f)

the draft statement issued by Jeremy Leach, Group General Counsel of the Issuer, including inter alia a statement by the Issuer that the interests of creditors and holders of other rights with respect to any liabilities of the Issuer arising prior to the publication of the Transfer Proposal in (including those of public bodies) have been adequately protected (the “Statement”), as received by us on 17 October 2019;

(g)

the deed of incorporation of the Issuer dated 14 May 2010 and its articles of association (statuten) as lastly amended on 28 June 2019 pursuant to the Deed of Conversion (as defined below), which according to the Extract (as defined below) are the articles of association of the Issuer as currently in force (the “Articles of Association”);

(h)

a copy of the deed of conversion and amendment of the Issuer’s articles of association executed before P.H.N. Quist, civil law notary in Amsterdam, on 27 June 2019 and effective as of 28 July 2019 (by which deed, inter alia, Constellium N.V. has been converted from a public limited company (naamloze vennootschap) into a European public limited-liability company (Societas Europaea – SE)) (the “Deed of Conversion”);

(2)

(i)	an extract from the Commercial Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) relating to the Issuer dated the date hereof (the “Extract”); and

(j)

the draft invitation and agenda to the extraordinary general meeting of the Issuer and the draft explanatory notes thereto (the “Agenda”), including, inter alia, a proposal to resolve to approve (i) the transfer of the corporate seat of the Issuer from Amsterdam, the Netherlands to Paris, France (the “Transfer of Corporate Seat”) and (ii) the amendment of the articles of association of the Issuer in relation to the Transfer of Corporate Seat under the condition precedent of registration of the Issuer with the applicable registers in France (the “Resolution”), as received by us on 17 October 2019.

(3)

References to the Civil Code, the Bankruptcy Act, the Code of Civil Procedure, the Financial Supervision Act and any other Codes or Acts are references to the Burgerlijk Wetboek, the Faillissementswet, the Wetboek van Burgerlijke Rechtsvordering, the Wet op het financieel toezicht and such other Codes or Acts of the Netherlands, as amended. In this opinion, “the Netherlands” refers to the European part of the Kingdom of the Netherlands and “EU” refers to the European Union.

(4)	In rendering this opinion we have assumed:

(a)

the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us as copies of drafts, originals or execution copies and the exact conformity to the originals of all documents submitted to us as photocopies or copies transmitted by facsimile or by electronic means and that all documents were at their date, and will have remained, accurate and in full force and effect without modification;

(b)

that the Resolution (including the resolution approving the Transfer of Corporate Seat and the amendment of the articles of association of the Issuer in relation to the Transfer of Corporate Seat) will be adopted by the general meeting of the Issuer substantially as proposed in the draft Agenda received and reviewed by us for the purpose of this opinion;

(c)

that (i) the Certificate will be issued by M.A.J. Cremers, civil notary in Amsterdam, substantially in the form of the draft received and reviewed by us for the purpose of this opinion and (ii) the Certificate and the confirmations included therein are true and correct;

(d)

that (i) the Statement will be executed substantially in the form of the draft received and reviewed by us for the purpose of this opinion and (ii) the Statement and the confirmations included therein are true and correct;

(3)

(e)	that each time Issued Share have been issued, the Issuer’s authorised share capital (maatschappelijk kapitaal) was sufficient for such Issued Shares to be validly issued;

(f)

that (i) all corporate and other action required to be taken by the Issuer to authorize the Offering and the Issued Shares has been duly and validly taken, have not been annulled, revoked or rescinded and will be in full force and effect and (ii) each time the Issued Shares have been issued, offered, sold, or otherwise transferred such Issued Shares have been duly accepted and paid in full by the subscribers thereof, in accordance with any applicable law (including, without limitation, the laws of the Netherlands) and the Issuer’s articles of association;

(g)

that all corporate and other action required to be taken by the Issuer to authorize the Transfer of Corporate Seat has been, or will have been, duly and validly taken, will not have been annulled, revoked or rescinded and will be in full force and effect, in accordance with any applicable law (other than the laws of the Netherlands);

(h)

that any and all authorisations and consents of, or other filings with or notifications to, any public authority or other relevant body or person in or of any jurisdiction which may be required (including, without limitation, the laws of the Netherlands) in respect of the Registration Statement, the Offering and the Transfer of Corporate Seat have been or will be duly obtained or made, as the case may be;

(i)

that at the date hereof (i) the new registration of the Issuer with the applicable registers in France in accordance with the SE Regulation has not been effected, (ii) all formalities required in relation to such registration have not been completed and (iii) the new registration has not been published in accordance with the SE Regulation and any applicable law;

(j)

that the information set forth in the Extract is complete and accurate and consistent with the information contained in the files kept by the Trade Register with respect to the Issuer on the date hereof and on the date of adoption of the Resolution;

(k)

that the Issuer has not been and will not have been declared bankrupt (failliet verklaard), granted suspension of payments (surseance van betaling verleend) or dissolved (ontbonden), nor will have ceased to exist due to merger (fusie) or

(4)

demerger (splitsing); although not constituting conclusive evidence, this assumption is supported by the contents of the Extract and by our online search of the Central Insolvency Register of the courts in the Netherlands (Centraal Insolventieregister) on the date hereof, which did not reveal any information which would render this assumption to be untrue as at the date hereof; and

(l)

that none of the insolvency proceedings listed in Annex A, as amended, to Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings has been declared applicable to the Issuer by a court in one of the member states of the EU (with the exception of Denmark), other than the Netherlands; although not constituting conclusive evidence, this assumption is supported by our online search of the section on EU Registrations of the Central Insolvency Register (Centraal Insolventieregister) on the date hereof, which did not reveal any information which would render this assumption to be untrue.

(5)

We have not investigated the laws of any jurisdiction other than the Netherlands. This opinion is limited to matters of the laws of the Netherlands as they presently stand. We do not express any opinion with respect to (i) any public international law or the rules of or promulgated under any treaty or by any treaty organisation, other than any provisions of EU law having direct effect, (ii) matters of competition law, and (iii) matters of taxation.

(6)

Based upon and subject to the foregoing and to the further qualifications, limitations and exceptions set forth herein, and subject to any factual matters not disclosed to us and inconsistent with the information revealed by the documents reviewed by us in the course of our examination referred to above, we are as at the date hereof of the following opinion:

(a)	the Issuer has been duly incorporated, and is validly existing under the laws of the Netherlands as a European public limited-liability company (Societas Europaea – SE);

(b)	the Issued Shares are, as of the date hereof, duly authorized, validly issued and fully paid up in accordance with the laws of the Netherlands and are non-assessable; and

(c)

upon (i) adoption of the Resolution (including the resolution approving the Transfer of Corporate Seat) by the by the general meeting of the Issuer and (ii) issuance of the Certificate, all corporate action required to be taken by the Issuer in accordance with the laws of the Netherlands to authorise the Transfer of Corporate Seat has been duly taken.

(5)

(7)	This opinion is subject to the following qualifications:

(a)

we express no opinion as to the accuracy of any representations given by the Issuer or any other party (express or implied) under or by virtue of the Registration Statement or Transfer of Corporate Seat;

(b)

the opinions expressed above are limited by any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), insolvency, moratorium, reorganisation, liquidation, fraudulent conveyance, or similar laws affecting the enforceability of rights of creditors generally (including rights of set-off) in any relevant jurisdiction including but not limited to section 3:45 of the Civil Code and section 42 of the Bankruptcy Act concerning fraudulent conveyance, as well as by any sanctions or measures under the Sanctions Act 1977 (Sanctiewet 1977) or by EU or other international sanctions;

(c)

no opinion is given as to whether any legal act (rechtshandeling) performed by the Issuer in entering into the Registration Statement or exercising its rights or performing its obligations thereunder is not contrary to the corporate interest of the Issuer for purposes of section 2:7 of the Civil Code in which case the relevant legal act of the Issuer might be held invalid and/or the obligations of the Issuer thereunder might be held unenforceable in whole or in part;

(d)

third parties may continue to rely on the previous registered office of the Issuer with the Commercial Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) as long as the deletion of the Issuer’s registration from the Commercial Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) has not been publicised, unless the Issuer proves that such third parties were aware of the new registered office of the Issuer; and

(e)

the term “non-assessable” as used in this opinion is not a recognized legal term under Dutch law; in this opinion, the term “non-assessable” means that the Issuer does not have a statutory right to require the holder of an Issued Share to pay to the Issuer any amount on such Issued Share (by reason only of being a holder of such Issued Share) in addition to the amount required to be paid for such Issued Share to be fully paid, without prejudice – for the avoidance of doubt – to claims based on contract or tort.

(8)

In this opinion, Netherlands legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion is given by Stibbe London B.V. (“Stibbe”) and may only be relied upon

(6)

under the express condition that (i) any issues of interpretation or liability arising hereunder will be governed by the laws of the Netherlands and will be brought exclusively before a court of the Netherlands, and (ii) such liability, if any, shall be limited to Stibbe only, to the exclusion of any of its directors, partners, employees, shareholders and advisors or its or their affiliates and to the aggregate of the amount paid under Stibbe’s professional insurance in the particular instance and any applicable deductible payable thereunder.

(9)

We assume no obligation to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge occurring after the date hereof which may affect this opinion in any respect. This opinion is given for the purposes of the Registration Statement only and may not be disclosed or quoted other than as an exhibit to (and therefore together with) the Registration Statement, without our prior written consent.

(10)

This opinion is addressed to you and given for the sole purpose of the registration of Registration Statement and may not be disclosed or quoted to any person without our prior written consent in each case other than to Shearman and Sterling LLP Paris for the purpose of information only on the strict understanding that we assume no duty or liability whatsoever to Shearman and Sterling LLP Paris. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(e) under the Securities Act relating to any Offering. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Yours faithfully,

Stibbe London B.V.

/s/ Hans Witteveen

Hans Witteveen

(7)